Labor Contract

Date:
30th, December, 2009

Party A（Employer）: Name: Hebei Aoxing Group Pharmaceutical Co.,Ltd Legal Representative: Zhenjiang.Yue Address: No.1 Nanhuan Eastern Road, Xinle City,Hebei Province
Party B (Employee): Guoan Zhang
Gender:   Male
Date of Birth: 12th, April, 1970
ID Card No.:230830197004121616
Domicile: Yuhua District, Shijiazhuang
Contact:13582147531
Address:Room 502, Unit2, Block 2,No.293 Zhaiying Street, Yuhua District, Shijiazhuang

The contract is hereby concluded by both parties in accordance with Labor Law of the People's Republic of China, Labor Contract Law of the People’s Republic of China, and Regulations of Shanghai Municipality on Labor Contract, in the principles of fairness, legitimacy, equality, voluntariness, consensus through negotiation and good faith.

1.  Contract Term
Article 1
□ Party A and Party B signs a fixed-term labor contract. The contract lasts for _4__ year(s), from 2010 to 2013 The probation is ____ month(s), from ________ to ________;
□ Party A and Party B signs a non-fixed term labor contract, which starts from ________ and ends till the occurrence of a statutory termination condition; or
□ Party A and Party B signs a task-oriented labor contract, which starts from ________ and ends at the task completion date agreed by both parties.

2. Job Responsibilities
Article 2	Party A employs Party B to engage in __CFO______ .
Article 3	The workplace is ___Xinle_____ , which can be changed on the basis of mutual agreement as per Party A’s business requirements.
Article 4	Party B shall fulfill his job in a high-quality, quantitative and time-efficient manner and abide by all the company rules.
Article 5
Party A may adjust Party B’s job or appoint Party B to do another job temporarily by virtue of its business requirements as well as Party B’s competence and performance. Party B shall agree and cooperate with Party A.

3. Working Hours & Rest Hours
Article 6
Both parties agree Party B’s working hours are specified as follows (normal working hours: 8:00 – 12: 00, 13:00 – 17: 00; lunch time: 12:00 – 13: 00.) (Please choose):
□Standard working hours system, i.e. ___8_ hour(s)/day, _5___ day(s)/week;
□Non-fixed working hours system approved by the labor and social security department; or
□Cumulative working hours system approved by the labor and social security department and the calculation period is ____.

4.  Labor Remuneration
Article 7	Party A shall pay off salary to Party B in currency on the 28th of every month. The pay period is from the 21st this month to the 20th next month. Party B works before paid.
Article 8	Party B’s normal basic salary is __RMB150,000______ annually, which can be adjusted as per the company’s operation and Party B’s performance.
Article 9	Party A will deduct Party B’s social insurance premium and individual income tax from his or her salary.
Article 10	Party B’s labor remuneration will be adjusted as per Party B’s competence and job requirements on the basis of consensus in case Party A adjust Party B’s job.

5. Social Welfare& Benefits
Article 11
According to the State’s related rules, Party A will pay social insurance in urban area (i.e. pension insurance, unemployment insurance, medical insurance and housing fund) for Party B whose household registration is non- rural family. And Party A will deduct Party B’s part from his or her salary; When the labor contract is terminated by both parties, Party A will handle the related procedures for Party B’s social insurance according to the related regulations.
Party B will be treated as stipulated by the State and Shanghai in case he or she is injured during the work.
In case Party B travels on business, Party A will reimburse travelling expenses and give subsidy to Party B in accordance with the company rules.

Article 12	Carry benefits from work-related injuries out according to the regulation of the country and local government.
Article 13	If on business trip, exercise travel expense and subsidies according to company policy.

6. Labor Disciplines
Article 14
Within the contract term, Party B shall abide by the State’s laws and regulations as well as the rules formulated by Party A according to the laws; follow labor security and hygiene systems, production processes, operating instructions and job specifications; take good care of Party A’s property; and safeguard the benefits and reputation of the company.

Article 15
In case Party B violates any of the labor disciplines, Party A may punish Party B or even release the contract according to the rules and regulations of the company. Moreover, Party B will be held liable for Party A’s economic losses on a case-by-case basis, in the event that Party B’s behavior damages Party A’s interests. In case of the considerable amount of losses, Party A will retain the right to pursue legal actions against Party B.
During the contract performance, Party A may formulate new or revise rules and regulations based on the State’s related regulations. The rules and regulations, operating provisions, notices and proclamations are binding on Party B.

Article 16
During the contract performance, Party A may formulate new or revise rules and regulations based on the State’s related regulations. The rules and regulations, operating provisions, notices and proclamations are binding on Party B.

Article 17	In case any article herein conflicts with the new regulations and rules issued by the State and Party A, Party B agrees to obey the latter.

7. Labor Contract Performance & Alternation
Article 18
Party A shall furnish Party B with proper working place, labor conditions and position, and shall also pay the remuneration to Party B on time, conforming to the provisions herein. Party B shall fulfill his responsibilities herein in due diligence.

Article 19	The contract may be revised in written form, after both parties’ agreement through negotiation.

8.  Labor Contract Cancellation, Termination & Renewal
Article 20
The contract may be canceled based on both parties’ mutual negotiation. Either party intending to cancel the contract shall inform the other party in written form 30 days in advance (Probation period: 3 days in advance).

Article 21
Party A may cancel the contract in case any of the following occurs:
1.Party B severely violates the labor disciplines and regulations;
2.Party B’s gross negligence or jobbery causes great losses for Party A;
3.Party B holds another job without the permit of Party A, which seriously affects the completion of Party A’s work task, or Party B refuses to correct the error after Party A’s warning;
4.The contract turns invalid due to expiration;
5.Party B is held criminally responsible or reeducated through labor; or
6.Party B accepts bribes by taking advantage of duty or causes the loss of the company by virtue of divulging the commercial secrets.

Article 22
Party B may notify Party A of terminating the contract at any time, in case any of the following occurs:
1. Within the probation;
2. Party A forces Party B to work by violence, threat or illegal limitations of Party B’s freedom.
3. Party A fails to pay Party B’s salary or provide work conditions as stipulated herein.

Article 23
Party A may cancel the contract upon 30 days’ prior written notice to Party B (Probation: 3 days in advance), in case any of the following occurs:
1. Party B, due to sickness or injury inflicted off the job, can not resume his or her work or do the other job reassigned by Party A after specified period of medical treatment;
2. Party B is unqualified, even after a training or job adjustment;
3. The objective conditions on which the contract is based have materially changed to the extent that it is impossible to perform the contract while both  parties cannot reach an agreement to amend the contract to reflect the changed conditions; or
4. Party A downsizes according to related laws and procedures.

Article 24
Party A is not allowed to cancel the labor contract as per Article 24 in case any of the following occurs:
1.Party B is confirmed partly or totally incapacitated due to an industrial injury or an occupational disease when working for Party A;
2.Party B is in a period of medical treatment for sickness or work injury;
3.The female employee is in pregnancy, maternity or lactation; or
4.Other situations stipulated in laws and administrative provisions.

Article 25
The contract will terminate in case any of the following occurs:
1. The labor contract expires;
2. Party B is dead, pronounced dead or pronounced missing by the people's court;
3. Party A is declared bankruptcy legally;
4. Party A’s business license is revoked; Party A is compelled to close down or dissolve; or Party A decides to dissolve in advance; or
5. Other situations stipulated in laws and administrative provisions.

9. Compensation for the Breach or Cancellation of the Contract
Article 26
In case Party B fails to notify Party A of cancelling the contract in written form 30 days in advance as per the Labor Contract Law, he or she shall compensate Party A for the advanced time based on Party B’s daily wage.

Article 27
In case Party B’s behavior causes the losses of Party A, the compensation amount is calculated based on the actual losses caused by Party B. The compensation includes:
1. The direct economic losses caused by Party B’s damages of  Party A’s property;
2. The direct economic losses resulting from Party B’s negligence; and
3. The economic losses due to Party B’s rejection of the reasonable work assigned by Party A.

Article 28	In case that either party breaches the contract and causes the economic losses of the other party, the default party will be held liable for breach of contract on a case-by-case basis.
Article 29
In any case, Party B shall not directly or indirectly divulge the commercial secrets of Party A to other persons. In case Party B is found to divulge the commercial secrets by Party A, Party B shall compensate Party A for the loss of according to the extent.

10.  Labor Dispute Resolutions
Article 30	Any dispute shall be solved by negotiation.
Article 31	In case of unsuccessful negotiation, the contending party may apply for labor arbitration.

11.  Miscellaneous
Article 32	Other issues not mentioned herein shall be subject to the laws, statues and provisions stipulated by the local and central governments.
Article 33	The original contract will be invalid on the date when the contract comes into force.
Article 34	The contract is in duplicate, held by Party A and Party B respectively. The contract comes into effect upon signatures or seals of both parties. The two copies are equally authentic.

Party A: Hebei Aoxing Group Pharmaceutical Co.,lTD Legal Representative or Entrusted Agent: (signature or seal) Zhipeng Liu	Party B: Guoan Zhang
Date: 30th,December,2009	Date: 30th,December,2009